EX-99.906CERT
Section 906 Certification
Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350), the undersigned officers of Harbor Fund (the “Registrant”), hereby certify, to the best of our knowledge, that the Registrant’s report on Form N-CSR for the period ended October 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ David G. Van Hooser David G. Van Hooser	Chairman, President, Trustee and Chief Executive Officer	December 23, 2005

By:	/s/ Mark W. Karchner Mark W. Karchner	Treasurer and Chief Financial Officer	December 23, 2005
This certification is being furnished solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Report or as a separate disclosure document.